UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Monarch Casino & Resort, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FORWARD LOOKING STATEMENTS

This proxy statement contains statements that do not relate to historical or current facts, but are “forward looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements relate to analyses and other information based on forecasts of future results and estimates of amounts not yet determinable.  These statements may also relate to future events or trends, our future prospects, and proposed new services, developments, or business strategies, among other things.  These statements can generally (although not always) be identified by their use of terms and phrases such as anticipate, appear, believe, could, would, estimate, expect, indicate, intend, may, plan, predict, project, pursue, will, continue, and other similar terms and phrases, as well as the use of the future tense.

Actual results could differ materially from those expressed or implied in our forward looking statements.  Our future financial condition and results of operations, as well as any forward looking statements, are subject to change and to inherent known and unknown risks and uncertainties.  See Item 1A, Risk Factors, in our most recently filed Form 10-K Annual Report for a discussion of these and other risks and uncertainties.  You should not assume at any point in the future that the forward looking statements in this report are still valid.  We do not intend, and undertake no obligation, to update our forward looking statements to reflect future events or circumstances.

MONARCH CASINO & RESORT, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 21, 2014

To the Stockholders of Monarch Casino & Resort, Inc.:

The Annual Meeting of Stockholders of Monarch Casino & Resort, Inc. (the “Company”, “we”, “our” or “Monarch”) will be held at the Atlantis Casino Resort Spa (“Atlantis”), 3800 South Virginia Street, Reno, Nevada 89502, on Wednesday, May 21, 2014, at 10:00 a.m. local time, for the following purposes:

1.                                      To elect John Farahi, Craig F. Sullivan and Paul Andrews as directors of the Company, each to serve until the 2016 Annual Meeting of Stockholders and until his successor is elected and qualified, or until such director’s earlier death, resignation or removal;

2.                                      To approve the 2014 Equity Incentive Plan;

3.                                      To approve, on an advisory basis, executive compensation;

4.                                      To consider and transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 24, 2014 are entitled to notice of, and to vote at, the annual meeting.  The stock transfer books will not be closed.  On or about April 10, 2014, we will mail to our stockholders either a printed copy of our proxy statement and our annual report on Form 10-K or a notice containing instructions on how to access our proxy statement and annual report and how to vote online.  The notice also contains instructions on how you can receive a paper copy of our annual meeting materials, including the notice of annual meeting, proxy statement and proxy card, should you wish.

Stockholders are cordially invited to attend the annual meeting in person.  STOCKHOLDERS DESIRING TO VOTE IN PERSON MUST REGISTER AT THE ANNUAL MEETING WITH THE INSPECTORS OF ELECTION PRIOR TO COMMENCEMENT OF THE ANNUAL MEETING.  IF YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE ENCOURAGED TO READ THE PROXY STATEMENT AND THEN CAST YOUR VOTE AS PROMPTLY AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS IN THE NOTICE WE WILL MAIL TO CERTAIN STOCKHOLDERS ON OR ABOUT APRIL 10, 2014 OR, IF YOU RECEIVED A PRINTED COPY OF THE PROXY MATERIALS, ON THE ENCLOSED PROXY CARD.

By order of the Board of Directors,

JOHN FARAHI
SECRETARY

MONARCH CASINO & RESORT, INC.

PROXY STATEMENT

MONARCH CASINO & RESORT, INC.

3800 South Virginia Street

Reno, Nevada  89502

PROXY STATEMENT

This Proxy Statement is prepared for the stockholders of Monarch Casino & Resort, Inc. (the “Company”, “we”, “our” or “Monarch”) in connection with the annual meeting of stockholders of the Company to be held at the Atlantis Casino Resort Spa, 3800 South Virginia Street, Reno, Nevada 89502, on Wednesday, May 21, 2014, at 10:00 a.m. local time, and any adjournment thereof, for the purposes indicated in the Notice of Annual Meeting of Stockholders and more fully outlined herein.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Question:  What is the Notice of Internet Availability of Proxy materials that I received in the mail instead of a full set of proxy materials?

Answer:  Under rules adopted by the U.S. Securities and Exchange Commission, we are furnishing proxy materials to certain of our stockholders via the internet, instead of mailing printed copies of those materials to each stockholder.  On or about April 10, 2014 we will mail to our stockholders either a printed copy of our proxy materials, including our proxy statement and our annual report on Form 10-K, or a Notice of Internet Availability containing instructions on how to access our proxy materials.  This electronic access process is designed to expedite stockholders’ receipt of proxy materials, lower the costs of our annual meeting and help to conserve natural resources.  However, if stockholders prefer to receive a printed copy of our proxy materials and a paper proxy card, they may do so by following the instructions included in the Notice of Internet Availability.

Question:  Why am I being provided with access to or receiving these proxy materials?

Answer:  You are being provided with access to or are receiving these proxy materials because you owned shares of Monarch common stock as of the close of business on March 24, 2014, our record date.  This proxy statement describes in detail issues on which we would like you, our stockholder, to vote.  It also gives you information on these issues so that you can make an informed decision.  If you will not be able to attend the annual meeting and vote in person, you are encouraged to read this Proxy Statement and then cast your vote as promptly as possible in accordance with the instructions either in the Notice of Internet Availability or, if you received a printed copy of the proxy materials, on the enclosed proxy card.  The shares represented by the proxy will be voted if the proxy is properly executed and received by the Company prior to the commencement of the annual meeting, or any adjournment thereof.

Question:  On what questions am I being asked to vote?

Answer:

1.              To elect John Farahi, Craig F. Sullivan and Paul Andrews as directors of the Company, each to serve until the 2016 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or until such director’s earlier death, resignation or removal;

2.              To approve the 2014 Equity Incentive Plan;

3.              To approve, on an advisory basis, executive compensation;

4.              To transact such other business as may properly come before the meeting.

Question:  How does the board of directors recommend I vote on these proposals?

Answer:  Our board of directors (“Board of Directors” or “Board”) recommends that you vote your shares FOR each of the nominees for director named in this proxy statement, FOR approval of the 2014 Equity Incentive Plan, FOR, on an advisory basis, executive compensation and FOR transacting such other business as may properly come before the meeting.

Question: Why are we recommending that stockholders approve the 2014 Equity Incentive Plan?

Answer:  We believe an effective and competitive employee incentive program is imperative for the success of our business. The Company’s 1993 Directors’ Stock Option Plan expired June 13, 2013 and the 1993 Employee Stock Option Plan and 1993 Executive Long-Term Incentive Plan terminate on the date of our 2014 annual meeting of stockholders.  Our Compensation Committee and Board of Directors believe the 2014 Equity Incentive Plan will, among other things, continue to align the interests of our directors, officers and employees with those of our stockholders and will continue to help us hire, motivate and properly incentivize our management team and employees.

Question:  Why are the stockholders voting on executive compensation?

Answer:  The Securities and Exchange Commission (“SEC”) adopted rules to implement the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) relating to stockholder votes on executive compensation (“say-on-pay”) and stockholder votes on the frequency (“say-on-frequency”) of conducting say-on-pay votes.  At our 2011 annual meeting of stockholders held on May 6, 2011, our stockholders voted, on an advisory basis, in favor of a three-year cycle for advisory voting related to the frequency of the say-on-pay advisory vote.  Subsequently, our Board of Directors adopted the three-year cycle. By voting, on an advisory basis, FOR the approval of executive compensation, stockholders are voting to approve the compensation of our named executive officers as described in the Compensation Disclosure and Analysis, the compensation tables and other narrative compensation disclosures described in the Executive Compensation section of this Proxy Statement.  The say-on-pay vote is advisory only and as such, is non-binding on the Company and our Board of Directors.

Question:  Do any of the proposals to be voted on create a statutory right of dissent under Nevada law?

Answer:  None of the proposals to be voted on at the annual meeting creates a statutory right of dissent under Nevada law.  A vote “FOR” or “AGAINST” any of the proposals set forth herein will only affect the outcome of the proposal.

Question:  Who is entitled to vote?

Answer:  The record date for the annual meeting is March 24, 2014.  Stockholders of record as of the close of business on that date are entitled to vote at the annual meeting.  Both “stockholders of record” and “street name holders” are entitled to vote or direct the voting of their Monarch common stock.  You are a “stockholder of record” if you hold Monarch common stock that is registered in your name at our transfer agent, American Stock Transfer & Trust Company, LLC.  You are a “street name holder” if you hold Monarch common stock indirectly through a nominee, such as a broker, bank or similar organization.

Question:  If I am a stockholder of record, how do I vote?

Answer:  You may vote via the Internet.  You can vote by proxy over the Internet by following the instructions provided in the Notice or on the separate proxy card if you have received a printed set of the proxy materials.

You may vote by telephone.  You can submit your vote by proxy over the telephone by following the instructions provided on the separate proxy card if you received a printed set of the proxy materials.

You may vote by mail.  If you received a printed set of the proxy materials, you can submit your vote by completing and returning the separate proxy card in the prepaid and addressed envelope.

You may vote in person at the meeting.  All stockholders of record may vote in person at the annual meeting.  Written ballots will be passed out to anyone who wants to vote at the meeting.

Question:  If my shares are held by a broker, bank or other nominee, how do I vote?

Answer:  If your shares are held in street name by a broker, bank or other nominee, please refer to the instructions they provide regarding how to vote.  In addition, if you are a street name holder and you wish to vote in person at the annual meeting, you must obtain a legal proxy from your broker, bank or other nominee in order to vote at the meeting.

Question:  Can I revoke my proxy later?

Answer:  Yes.  You have the right to revoke your proxy at any time before the annual meeting.  If you are a stockholder of record, you may do so by:

1.              voting electronically via the Internet or by telephone on a subsequent date prior to 11:59 p.m. Eastern Time on the day before the annual meeting,

2.              delivering a signed revocation or a subsequently dated, signed proxy card to the Secretary of Monarch before the annual meeting, or

3.              attending the annual meeting and voting in person at the meeting (your mere presence at the annual meeting will not, by itself, revoke your proxy).

For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the annual meeting, by attending the meeting and voting in person.

Question:  How many shares can vote?

Answer:  As of the close of business on the record date of March 24, 2014; 16,669,170 shares of common stock were issued and outstanding.  We have no other class of voting securities outstanding.  Each share of common stock entitles its holder to one vote.

Question:  How is a quorum determined?

Answer:  Our Bylaws provide that the holders of fifty percent (50%) of the voting power of the stock issued and outstanding and entitled to vote at the meeting, represented in person or by proxy, constitute a quorum at a meeting of the stockholders.  Abstentions and broker non-votes will be counted as present for quorum purposes.

Question:  What is required to approve each proposal once a quorum has been established?

Answer:

Election of Directors.  An affirmative vote of a majority of the votes present and entitled to vote at the meeting, either in person or by proxy, is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Stockholders do not have the right to cumulate their votes for directors.

Approval of the 2014 Equity Incentive Plan.  An affirmative vote of a majority of the votes present and entitled to vote at the meeting, either in person or by proxy, is required to extend the termination date of the Employee Plan.

Advisory Vote on Executive Compensation. An affirmative vote of a majority of the votes present and entitled to vote at the meeting, either in person or by proxy, is required for approval of the advisory vote on executive compensation.  Because your vote is advisory, it will not be binding on the Board of Directors or the Company. However, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Other Items.  For any other item which may properly come before the meeting, the affirmative vote of a majority of the votes present and entitled to vote at the meeting, either in person or by proxy, will be required for approval, unless otherwise required by law.

Question:  What happens if I abstain?

Answer:  Abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote for each of the proposals. Abstentions are counted for purposes of determining whether there is a quorum.

Question:  How will my shares be voted if I do not give specific voting instructions?

If you are a stockholder of record and you:

•                  Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

•                  Sign and send in your proxy card and do not indicate how you want to vote, then the proxyholders, John Farahi and Bob Farahi, will vote your shares in the manner recommended by our Board of Directors as follows:  FOR each of the nominees for director named in this proxy statement, FOR approval of the 2014 Equity Incentive Plan, FOR, on an advisory basis, executive compensation and FOR transacting such other business as may properly come before the meeting.

All of the proposals contained in this proxy statement are considered non-discretionary items.  If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote these shares on any of the proposals included in this proxy statement, the broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote” and these shares will be counted for purposes of determining whether there is a quorum.  Broker non-votes will be treated as though they are not entitled to vote and will not affect the outcome of proposals 1, 2 or 3.  Please instruct your bank or broker so your vote can be counted.

Question:  How will voting on any other business be conducted?

Answer:  Although we do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement, if any other business properly comes before the annual meeting, your proxy or voting instruction gives authority to the proxyholders, John Farahi and Bob Farahi, to vote on those matters in their discretion.

Question:  What if a quorum is not present at the meeting?

Answer:  If a quorum is not present at the scheduled time of the annual meeting, we may adjourn the meeting, either with or without the vote of the stockholders.  If we propose to have the stockholders vote whether to adjourn the meeting, the proxyholders will vote all shares for which they have authority in favor of the adjournment.  We may also adjourn the meeting if for any reason we believe that additional time should be allowed for the solicitation of proxies.  An adjournment will have no effect on the business that may be conducted at the annual meeting.

Question:  How much stock do Monarch’s directors and executive officers own?

Answer:  As of March 24, 2014, our current directors and executive officers collectively beneficially owned 5,326,792 shares of our common stock, constituting approximately 30.9% of the outstanding shares.  It is expected that these persons will vote the shares held by them for each of the director nominees named in this proxy statement and in accordance with the Board of Directors’ recommendation on the other proposals contained in this proxy statement.

Question:  Who will bear the costs of this solicitation?

Answer:  Our Board of Directors is soliciting these proxies.  We will pay the cost of this solicitation of proxies by mail.  Our officers and regular employees may also solicit proxies in person or by telephone without additional compensation.  We will make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals, and we will reimburse these persons for related postage and clerical expenses.

VOTING SECURITIES

The close of business on March 24, 2014 has been fixed by the Board as the record date for determination of stockholders entitled to vote at the annual meeting.  The securities entitled to vote at the annual meeting consist of shares of common stock, par value $.01 (“Common Stock”), of the Company, with each share entitling its owner to one vote.  Common Stock is the only outstanding class of voting securities authorized by the Company’s Articles of Incorporation.  The Company’s Articles of Incorporation authorize the Company to issue 10,000,000 shares of preferred stock, par value $.01 (“Preferred Stock”).  None of the Preferred Stock is issued or outstanding, and the Company has no present plans to issue shares of Preferred Stock.

The Board is empowered to issue one or more series of Preferred Stock with such rights, preferences, restrictions, and privileges as may be fixed by the Board, without further action by the Company’s stockholders.  The issuance of the Preferred Stock could adversely affect the rights, including voting rights, of the holders of the Common Stock and could impede an attempted takeover of the Company.  In addition to none of the Preferred Stock being currently outstanding, the Preferred Stock does not presently possess general voting rights.

The number of outstanding shares of Common Stock at the close of business on March 24, 2014 was 16,669,170.  The number of shares outstanding may change between such date and April 10, 2014 (the date on or about that we will mail to our stockholders either a printed copy of our proxy materials and our annual report on Form 10-K or a notice containing instructions on how to access our proxy statement and annual report and how to vote online) if any currently exercisable options to purchase Common Stock are exercised, if the Company elects to repurchase and cancel any shares in open market or privately negotiated transactions, or if the Company otherwise authorizes the issuance of any shares.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN OTHER BENEFICIAL OWNERS

The following is a list of persons who beneficially owned more than 5% of the outstanding Common Stock and the ownership of all executive officers, directors, director nominees, and executive officers and directors as a group at the close of business on March 24, 2014, according to record ownership listings as of that date, according to the Securities and Exchange Commission Forms 3, 4 and 5 and Schedules 13D and 13G of which the Company has received copies, and according to verifications which the Company solicited and received from each executive officer and director:

Title of Class	Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class
Common	John Farahi
	3800 South Virginia Street
	Reno, NV 89502	3,231,894	(3)(4)	19.14%
Common	Bob Farahi
	3800 South Virginia Street
	Reno, NV 89502	1,973,460	(5)(6)	11.78%
Common	Ronald M. Rowan	44,789		*
Common	David Farahi	19,999	(7)	*
Common	Yvette E. Landau	24,400	(8)	*
Common	Craig F. Sullivan	32,283	(9)	*
Common	Ben Farahi
	3702 S. Virginia St.; Unit G2
	Reno, NV 89502	1,832,372	(10)	11.12%
Common	JPMorgan Chase & Co.
	270 Park Avenue
	New York, NY 10017	1,085,038	(11)	6.58%
Common	Epoch Investment Partners, Inc.
	399 Park Avenue
	New York, NY 10022	1,049,173	(12)	6.37%
Common	BlackRock Inc
	40 East 52nd Street
	New York, NY 10022	916,531	(13)	5.56%
Common	All executive officers and directors as a group (6 persons)	5,326,825		30.92%

*         Less than 1%.

(1)	Unless otherwise noted, the persons identified in this table have sole voting and sole investment power with regard to the shares beneficially owned by them.
(2)	Includes shares issuable upon exercise of options which are exercisable within 60 days of March 24, 2014.
(3)	Includes 1,041,166 shares held in trust.
(4)	Includes options to purchase 403,336 shares under the 1993 Executive Long Term Incentive Plan (the “Executive Plan”).
(5)	Includes 1,696,790 shares that have been pledged as security.
(6)	Includes options to purchase 276,670 shares under the Executive Plan.
(7)	Includes options to purchase 14,999 shares under the Employee Plan.
(8)	Includes options to purchase 24,400 shares under the 1993 Directors’ Stock Option Plan (the “Directors’ Plan”).
(9)	Includes options to purchase 24,400 shares under the Directors’ Plan.
(10)	Based on information reported on a Form 4, as filed with the SEC on December 13, 2013
(11)	Based on information reported on a Schedule 13G/A, as filed with the SEC on January 17, 2014.
(12)	Based on information reported on a Schedule 13G, as filed with the SEC on February 13, 2014.
(13)	Based on information reported on a Schedule 13G, as filed with the SEC on January 30, 2014.

PROPOSAL 1: ELECTION OF DIRECTORS

The Bylaws of the Company provide for a board of directors consisting of three to twelve persons.  The Board currently has five directors, divided into two classes designated as Class A (consisting of three directors) and Class B (consisting of two directors).  Members of each class serve for a two year term.  At each annual meeting, the terms of one class of directors expire.  The term of office of the current Class A directors will expire at the 2014 Annual Meeting of Stockholders.  The term of office of the current Class B directors will be subject to renewal in 2015.  Each directors holds office until his or her successor has been duly elected and qualified, or the director’s earlier death, resignation or removal.  Each of the nominees is a current director of the Company, except for Paul Andrews who, on March 25, 2014, was appointed to fill a vacancy on the Board created by the resignation of Ronald R. Zideck.  Mr. Andrews’ appointment is effective May 1, 2014.

If the proxy is duly executed and received in time for the annual meeting and if no contrary specification is made as provided therein, the proxy will be voted in favor of electing the nominees John Farahi, Craig F. Sullivan and Paul Andrews for terms of office expiring in 2016.  If any such nominee shall decline or be unable to serve, the proxy will be voted for such person as shall be designated by the Board to replace any such nominee.  The Board presently has no knowledge or reason to believe that any of the nominees will refuse or be unable to serve.

Any vacancies on the Board which occur during the year will be filled, if at all, by the Board through an appointment of an individual to serve only until the next annual meeting of stockholders.

The Company, through its direct wholly owned subsidiary, Golden Road Motor Inn, Inc. (“Golden Road”), owns and operates the Atlantis Casino Resort (the “Atlantis”) in Reno, Nevada, and through its indirect wholly owned subsidiary, Monarch Black Hawk, Inc., owns and operates the Riviera Black Hawk Casino (“Black Hawk”) in Black Hawk, Colorado.

The Company, each director and executive officer who has been required by the Nevada State Gaming Control Board and Nevada Gaming Commission (collectively, the “Nevada Gaming Authorities”) to be found suitable has been found suitable by the Nevada Gaming Authorities or as is the case for Mr. Andrews, is in the process of submitting an application for such approval.  Beginning in 2011, the Chairman of the Audit Committee is required to be found suitable by the Nevada Gaming Authorities.  Future new members of the Board, if any, may be required to be found suitable in the discretion of the Nevada Gaming Authorities.  The Colorado Division of Gaming (the “Colorado Regulatory Authorities”) also requires a finding of suitability for each director by the Colorado Regulatory Authorities.  Mr. Andrews is in the process of submitting applications for such approval.  Each of our other directors has been found suitable by the Colorado Regulatory Authorities.  Should any director later be found not to be suitable by the Nevada Gaming Authorities or the Colorado Gaming Authorities, that person will not be eligible to continue serving on the Board and a majority of the remaining directors may appoint a qualified replacement to serve as a director until the next annual meeting of stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF MR. JOHN FARAHI, MR. CRAIG F. SULLIVAN AND MR. PAUL ANDREWS TO THE BOARD OF DIRECTORS.

The following information is furnished with respect to each member of the Board or nominee thereto.  Similar information is provided for the Company’s executive officers and certain significant employees who are not directors.  John Farahi and Bob Farahi are brothers.  David Farahi, our Chief Operating Officer, is John Farahi’s son. There are no other family relationships between or among any directors, nominees to the Board, or executive officers of the Company.  The statements as to beneficial ownership of Common Stock as to each director or nominee to the Board are based upon information furnished by him or her.

Directors and Nominees

Name	Age	Director Since	Position
John Farahi	66	1993	Co-Chairman of the Board,
(Nominee for term expiring in 2016)			Chief Executive Officer, Secretary and Director
Bob Farahi	63	1993	Co-Chairman of the Board,
(Term expiring in 2015)			President and Director
Paul Andrews	49	2014	Director
(Nominee for term expiring in 2016)
Yvette E. Landau	57	2010	Director
(Term expiring in 2015)
Craig F. Sullivan	67	1998	Director
(Nominee for term expiring in 2016)

JOHN FARAHI has been Co-Chairman of the Board and Chief Executive Officer of the Company since its inception and of Golden Road since June 1993.  He has served as Secretary of the Company since November 2011.  From 1973 until June 1993, Mr. Farahi was President, Director, and General Manager of Golden Road.  Mr. Farahi is a partner in Farahi Investment Company (“FIC”) which is engaged in real estate investment and development.  Mr. Farahi served on the Washoe County Airport Authority as a Trustee from July 1997 until June 2005.  Mr. Farahi is a former member of the Nevada Commission on Tourism and currently serves as a Board Member of the Reno-Sparks Convention and Visitors’ Authority.  Mr. Farahi was appointed in 2013 by President Barack Obama to the United States Holocaust Memorial Council. Mr. Farahi holds a political science degree from the California State University at Hayward. The Board believes Mr. Farahi is qualified to serve as a director due to his specific experience as a casino operator and his knowledge of the casino industry.

BOB FARAHI has been Co-Chairman of the Board and President of the Company since its inception and of Golden Road since 1993.  From 1973 until June 1993, Mr. Farahi was Vice President and a Director of Golden Road.  Mr. Farahi divides his working time between the Company and the other private companies with which he is involved.  Mr. Farahi is a partner in FIC.  Mr. Farahi holds a biochemistry degree from the University of California at Berkeley. The Board believes Mr. Farahi is qualified to serve as a director due to his specific experience as a casino operator and in real estate development and his knowledge of the casino industry.

PAUL ANDREWS is the President and CEO of the National Western Stock Show and Complex (“NWSS”), which plays host to the National Western Stock Show each January and over 170 other events each year in Denver, Colorado.  Prior to joining NWSS in November 2010, Mr. Andrews spent 20 years in various capacities with Denver-based Kroenke Sports Enterprises LLC, owner of the Denver Nuggets, the Colorado Avalanche and the Pepsi Center Arena.  Mr. Andrews served in various sales, marketing and administrative capacities while at Kroenke including the position of Executive Vice President in which he was responsible for all business operations.  The Board believes Mr. Andrews is qualified to serve as a director due to his significant operations, marketing and sales experience.  His appointment to the Board is effective May 1, 2014.

YVETTE E. LANDAU has been a member of the Board since June 2010. Ms. Landau was general counsel and corporate secretary of Mandalay Resort Group from 1996 until 2005.  Since 2005, Ms. Landau has been co-owner of W.A. Richardson Builders, LLC, a construction services firm specializing in casino resort development.  Until May 2013, Ms. Landau served as a member of the Board of Directors of Greektown Superholdings, LLC which owns the Greektown Casino in Detroit, Michigan, and she currently serves as a member of the Board of Directors of Bossier Casino Venture, Inc. which owns the Margaritaville Resort Casino Bossier City in Louisiana.  Ms. Landau is a past president of the International Association of Gaming Advisors, a worldwide organization of legal, financial and regulatory professionals in the gaming industry, and remains active with the organization as a counselor.  Ms. Landau holds a bachelor’s degree from Arizona State University and a Juris Doctor degree from Northwestern University School of Law. The Board believes Ms. Landau is qualified to serve as a director due to her experience in hotel-casino management, her experience as an independent director of other casino companies and her experience in the legal and construction industries.

CRAIG F. SULLIVAN has been a member of the Board since September 1998.  He was Chairman of the Board of Park Cattle Company from July 2006 to June 2008.  Since March 1998, Mr. Sullivan has been President of Sullivan & Associates, a strategic and financial consulting firm to companies in the gaming industry.  Since 2013, Mr. Sullivan has been a director of PHL Local Gaming, LLC, which is currently bidding for Philadelphia, Pennsylvania’s second casino license. From April 1995 to March 1998, Mr. Sullivan served as Chief Financial Officer and Treasurer of Primadonna Resorts, Inc., and from February 1990 to April 1995, Mr. Sullivan served as Treasurer of Aztar Corporation.  Mr. Sullivan also served on the Board of New York-New York Hotel & Casino from March 1996 to June 1998.  Mr. Sullivan holds a bachelor’s degree in economics from the George Washington University and holds a master’s degree in international management from the American Graduate School of International Management. The Board believes Mr. Sullivan is qualified to serve as a director due to his experience as a senior executive in the hotel-casino industry.

PROPOSAL 2: APPROVAL OF THE 2014 EQUITY INCENTIVE PLAN

Background

On March 25, 2014, the Board adopted the 2014 Equity Incentive Plan (the “2014 Plan”), subject to and effective upon stockholder approval. We are asking our stockholders to approve the 2014 Plan so that we can use the 2014 Plan to achieve the Company’s performance, recruiting, retention and incentive goals, as well as receive a federal income tax deduction for certain compensation paid under the 2014 Plan.

The 2014 Plan includes a variety of forms of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units and dividend equivalents to allow the Company to adapt its incentive compensation program to meet the needs of the Company in the changing business environment in which the Company operates.

We strongly believe that the approval of the 2014 Plan is essential to our continued success. The Board and management believe that equity awards motivate high levels of performance, align the interests of our employees and stockholders by giving directors, employees and consultants the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing their contributions to the success of the Company. The Board and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees who help the Company meet its goals. The Board and management believe that the ability to grant equity awards will be important to the future success of the Company.

The 2014 Plan will serve as the successor to our 1993 Employee Stock Option Plan and 1993 Executive Long-Term Incentive Plan and 1993 Directors’ Stock Option Plan (which plan terminated on June 13, 2013) (the “Predecessor Plans”). Assuming stockholders approve the 2014 Plan, the 2014 Plan will be effective as of May 21, 2014 and the remaining two Predecessor Plans will terminate on that date (except with respect to awards previously granted under the Predecessor Plans that remain outstanding). As described in further detail below, the share reserve under the 2014 Plan will include one million (1,000,000) new shares and the shares available for grant or subject to outstanding awards under the Predecessor Plans. Thus, the actual increase in shares available for grant under the Company’s equity incentive plans is one million (1,000,000) (given that the shares available for grant or subject to outstanding awards under the Predecessor Plans already were approved under the Predecessor Plans). If stockholders approve the 2014 Plan, the Company currently expects that it will not need to ask stockholders to approve additional shares for the 2014 Plan until at least the 2017 annual meeting of stockholders, depending on business conditions.

A general description of the 2014 Plan is set forth below. This description is qualified in its entirety by the terms of the 2014 Plan, a copy of which is attached hereto as Appendix A.

Summary of the 2014 Stock Incentive Plan

Share Reserve.    The number of shares of Company common stock initially reserved for issuance under the 2014 Plan will include (a) a new number of shares reserved for issuance under the 2014 Plan of one million (1,000,000) shares; plus (b) (i) the number of shares that have been reserved but not issued pursuant to any awards granted under the Predecessor Plans and are not subject to any awards granted thereunder as of the date the Predecessor Plans terminate, and (ii) the shares subject to awards granted under the Predecessor Plans that would otherwise have returned to the Predecessor Plans as a result of the forfeiture, termination or expiration of such awards (a combined seventy-one thousand (71,000) as of March 24, 2014).  Thus, the actual increase in shares available for grant under the Company’s equity incentive plans is limited to one million (1,000,000) (given that the shares available for grant or subject to outstanding awards under the Predecessor Plans already were approved under the Predecessor Plans).

Share Counting.    Each share issued in connection with an award granted on or after the effective date other than stock options and stock appreciation rights will be counted against the 2014 Plan’s share reserve as two (2) shares for every one share issued in connection with such award (and shall be counted as two (2) shares for each one share that is returned or deemed not to have been issued from the 2014 Plan). Any shares covered by an award which is forfeited, canceled or expires shall be deemed not to have been issued for purposes of determining the maximum number of shares which may be issued under the Plan. Shares that have been issued under the 2014 Plan pursuant to an award shall not be returned to the 2014 Plan and shall not become available for future grant under the 2014 Plan, except where unvested shares are forfeited or repurchased by the Company at the lower of their original purchase price or their fair market value. Shares tendered or withheld in payment of an award exercise or purchase price and shares withheld by the Company to pay any tax withholding obligation shall not be returned to the 2014 Plan and shall not become available for future issuance under the 2014 Plan. In addition, all shares covered by the portion of a stock appreciation right that is exercised shall be considered issued pursuant to the 2014 Plan.

Administration.    The 2014 Plan is administered, with respect to grants to officers, employees, directors and consultants, by the Plan administrator (the “Administrator”), defined as the Board or one or more committees designated by the Board. The Compensation Committee currently acts as the Administrator. With respect to grants to officers and directors, the Compensation Committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code.

The Administrator has the authority, in its discretion, to select employees, consultants and directors to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares or the amount of other consideration to be covered by each award (subject to the limitations set forth below), to approve award agreements for use under the 2014 Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the 2014 Plan (subject to the limitations described above), to construe and interpret the terms of the 2014 Plan and awards granted, to resolve and clarify inconsistencies, ambiguities and omissions in the Plan and among the Plan and any award agreement, to take all actions regarding questions of coverage, eligibility and entitlement to benefits and benefit amounts, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions, and to take such other action not inconsistent with the terms of the 2014 Plan, as the Administrator deems appropriate.

No Repricings or Exchanges without Shareholder Approval.    The Company shall obtain stockholder approval prior to (a) the reduction of the exercise price of any stock option or the base appreciation amount of any stock appreciation right awarded under the 2014 Plan or (b) the cancellation of a stock option or stock appreciation right at a time when its exercise price or base appreciation amount exceeds the fair market value of the underlying shares, in exchange for another stock option, stock appreciation right, restricted stock or other award (unless the cancellation and exchange occurs in connection with a Corporate Transaction). Notwithstanding the foregoing, cancelling a stock option or stock appreciation right in exchange for another stock option, stock appreciation right, restricted stock or other award with an exercise price, purchase price or base appreciation amount that is equal to or greater than the exercise price or base appreciation amount of the original stock option or stock appreciation right will not be subject to stockholder approval.

Clawback of Benefits.    Any award under the 2014 Plan is subject to the Company’s clawback policy which subjects performance-based compensation to cancellation, recovery or repayment in the event that the Company’s financial statements are restated, if an independent committee of the Board determines that such performance-based compensation would have been lower had it been based on the restated financial statements and such the recipient of such compensation engaged in fraud or intentional illegal conduct which materially contributed to the need for such restatement.  By accepting an award under the 2014 Plan, a grantee agrees (i) to be bound by any existing or future clawback policy (or amendments therto) adopted by the Company, and (ii) that the Company may unilaterally amend such grantee’s award agreements (including any award agreements relating to awards issued under the Predecessor Plans), without the grantee’s consent, to the extent that the Administrator in its discretion determines to be necessary or appropriate to comply with any clawback policy of the Company.

Terms and Conditions of Awards.    The 2014 Plan provides for the grant of stock options, restricted stock, restricted stock units, dividend equivalent rights, and stock appreciation rights (collectively referred to as “awards”). Stock options granted under the 2014 Plan may be either incentive stock options under the provisions of Section 422 of the Code or non-qualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to our employees, consultants and directors or to employees, consultants and directors of our related entities. To the extent that the aggregate fair market value of the shares subject to stock options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess stock options shall be treated as non-qualified stock options. Under the 2014 Plan, awards may be granted to such employees, consultants or directors who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time. Each award granted under the 2014 Plan shall be designated in an award agreement.

Awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the award agreements to be issued under the 2014 Plan. Any award that vest solely based on the continued service of the grantee (other than awards to independent directors) shall vest over a period no less than three years.  Under the 2014 Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the grantee, only by the grantee. Other awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the grantee, to the extent and in the manner authorized by the Administrator but only to the extent such transfers are made to family members, to family trusts, to family controlled entities and to charitable organizations, in all cases without payment for such transfers to the grantee. Notwithstanding the foregoing, the grantee may designate one or more beneficiaries of the grantee’s award in the event of the grantee’s death on a beneficiary designation form provided by the Administrator.

The term of any award granted under the 2014 Plan will be stated in the applicable award agreement, provided that the term of an award may not exceed ten (10) years (or five (5) years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us). Notwithstanding the foregoing, the term of an award shall not include any period for which the participant has elected to defer the receipt of the shares issuable pursuant to the award pursuant to a deferral program the Administrator may establish in its discretion.

The 2014 Plan authorizes the Administrator to grant incentive stock options at an exercise price not less than 100% of the fair market value of our common stock on the date the stock option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us). In the case of non-qualified stock options, stock appreciation rights and awards intended to qualify as performance-based compensation, the exercise price, base appreciation amount or purchase price, if any, shall be not less than 100% of the fair market value per share on the date of grant. In the case of all other awards granted under the 2014 Plan, the exercise or purchase price shall be determined by the Administrator. The exercise or purchase price is generally payable in cash, check, shares or with respect to options, payment through a broker-dealer sale and remittance procedure or a “net exercise” procedure.

Under the 2014 Plan, the Administrator may establish one or more programs to permit selected participants the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the 2014 Plan separate programs for the grant of particular forms of awards to one or more classes of participants.

Section 162(m) of the Code.    The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a fiscal year of the Company is two hundred thousand (200,000) shares. In connection with the participant’s commencement of service, he or she may be granted stock options and stock appreciation rights for up to an additional one hundred thousand (100,000) shares. The foregoing limitations shall be adjusted proportionately by the Administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure, and its determination shall be final, binding and conclusive.

For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the maximum number of shares subject to such awards that may be granted to a participant during a fiscal year of the Company is one hundred thousand (100,000) shares. The foregoing limitation shall be adjusted proportionately by the Administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure, and its determination shall be final, binding and conclusive. In addition, the foregoing limitations shall be prorated for any performance period consisting of fewer than twelve (12) months.

In order for restricted stock and restricted stock units to qualify as performance-based compensation, the Administrator must establish a performance goal with respect to such award in writing not later than ninety (90) days after the commencement of the services to which it relates (or, if earlier, the date after which twenty-five percent (25%) of the period of service to which the performance goal relates has elapsed) and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard.

Under Code Section 162(m), a “covered employee” is the Company’s chief executive officer and the three (3) other most highly compensated officers of the Company.

The 2014 Plan includes the following performance criteria that may be considered by the Administrator when granting performance-based awards: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes, depreciation and amortization, (xvi) earnings before other income/expense, taxes, depreciation, amortization, stock-based compensation and one-time nonrecurring charges, (xvii) economic value added, and (xviii) market share.  The performance criteria may be applicable to the Company, any parent or subsidiary of the Company, and/or any individual business units of the Company or any parent or subsidiary of the Company.

Certain Adjustments.    Subject to any required action by the stockholders of the Company, the number of shares covered by outstanding awards, the number of shares that have been authorized for issuance under the 2014 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares or amount that may be granted to any participant, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification or similar event affecting the shares, (ii) any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company or (iii) any other transaction with respect to our shares including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to stockholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.

Corporate Transaction and Change in Control.    Except as provided otherwise in an individual award agreement, in the event of a Corporate Transaction (as defined in the 2014 Plan), for the portion of each award that is assumed or replaced, then such portion of the award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares at the time represented by such assumed or replaced portion of the award, immediately upon termination of the grantee’s continuous service if such continuous service is terminated by the successor company or the Company without “cause” (as defined in the 2014 Plan) or voluntarily by the grantee with “good reason” (as defined in the 2014 Plan) within twelve (12) months after the Corporate Transaction. In addition, except as provided otherwise in an individual award agreement, for the portion of each award that is neither assumed nor replaced, such portion of the award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares at the time represented by such portion of the award, immediately prior to the specified effective date of such Corporate Transaction, provided that the grantee’s continuous service has not terminated prior to such date.

Except as provided otherwise in an individual award agreement, upon a Change in Control (as defined in the 2014 Plan), other than a Change in Control which also is a Corporate Transaction, each award of such grantee which is at the time outstanding under the 2014 Plan shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares at the time represented by such award, immediately prior to the effective date of the Change in Control; provided that the grantee’s continuous service has not terminated prior to such date.

Under the 2014 Plan, Corporate Transaction includes a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; the sale, transfer or other disposition of all or substantially all of the assets of the Company; the complete liquidation or dissolution of the Company; any reverse merger or series of related transactions culminating in a reverse merger in which the Company is the surviving entity but (i) the Shares outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property or (ii) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; and an acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.

Under the 2014 Plan, Change in Control includes a change in ownership or control of the Company effected through the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors (as defined in the 2014 Plan) who are not affiliates or associates of the offeror do not recommend such stockholders accept; and a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

Amendment, Suspension or Termination of the 2014 Plan.    The Board may at any time amend, suspend or terminate the 2014 Plan. The 2014 Plan will terminate on May 20, 2024, unless earlier terminated by the Board of Directors. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, applicable rules of any stock exchange or national market system, and the rules of any foreign jurisdiction applicable to awards granted to residents of the jurisdiction, the Company shall obtain stockholder approval of any such amendment to the 2014 Plan in such a manner and to such a degree as required.

New Plan Benefits

Because the Administrator will make future awards at its discretion, we cannot determine the number of options and other awards that may be awarded in the future to eligible participants.

Federal Income Tax Consequences

The following is general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Non-qualified Stock Options.    The grant of a non-qualified stock option under the 2014 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a non-qualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares at the time of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

A non-qualified stock option can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A non-qualified stock option that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Incentive Stock Options.    The grant of an incentive stock option under the 2014 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the calendar year in which the incentive stock options are exercised. However, such a sale of shares within the year of exercise will constitute a disqualifying disposition, as described above.

Stock Appreciation Rights.    Recipients of stock appreciation rights (“SARs”) generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

A SAR also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A SAR that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Restricted Stock.    A restricted stock award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the participant ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the recipient will not recognize ordinary income at the time of the award, unless the participant is retirement eligible. Instead, the recipient will recognize ordinary income on the date when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The recipient’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the earlier of those two dates.

The recipient may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty (30) days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the Company.

Restricted Stock Units.    With respect to awards of restricted stock units, no taxable income is reportable when the restricted stock units are granted to a participant or upon vesting of the restricted stock units. Upon settlement, the recipient will recognize ordinary income in an amount equal to the value of the payment received pursuant to the restricted stock units. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the Company.

Restricted stock units also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of restricted stock units that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient.

Dividends and Dividend Equivalents.    Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the individual’s total compensation is deemed reasonable in amount.

Tax Effect for the Company.    Unless limited by Section 162(m) of the Code, the Company generally will be entitled to a tax deduction in connection with an award under the 2014 Plan in an amount equal to the ordinary income realized by a recipient at the time the recipient recognizes such income (for example, when restricted stock is no longer subject to the risk of forfeiture).

The Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2014 EQUITY INCENTIVE PLAN.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that the Company’s stockholders have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this Proxy Statement of the Company’s executive officers who are named in the Summary Compensation Table (the “named executive officers”). The Company has disclosed the compensation of the named executive officers pursuant to rules adopted by the SEC.

The Company believes that the compensation policies for the named executive officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders. This advisory stockholder vote, commonly referred to as a “say-on-pay” vote, gives you as a stockholder the opportunity to approve or not approve the compensation of the named executive officers that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the stockholders of Monarch Casino & Resort, Inc. approve all of the compensation of the Company’s executive officers who are named in the Summary Compensation Table of the Company’s 2014 Proxy Statement, as such compensation is disclosed in the Company’s 2014 Proxy Statement pursuant to disclosure rules of the Securities and Exchange Commission, which disclosure includes the Proxy Statement’s Summary Compensation Table and other executive compensation tables and related narrative disclosures.

Because your vote is advisory, it will not be binding on either the Board of Directors or the Company. However, the Company’s Compensation Committee will take into account the outcome of the stockholder vote on this proposal when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE COMPENSATION DISCLOSED IN THIS PROXY STATEMENT OF THE COMPANY’S EXECUTIVE OFFICERS WHO ARE NAMED IN THIS PROXY STATEMENT’S SUMMARY COMPENSATION TABLE.

ADDITIONAL INFORMATION

Executive Officers and Significant Employees

In addition to John Farahi and Bob Farahi, whose biographical information is set forth above, our other executive officers and significant employees are set forth below.

Executive Officers:

DAVID FARAHI, age 32, has been Chief Operating Officer since April of 2012.  Mr. Farahi most recently held the positions of Executive Director of Gaming Operations and Director of Investor Relations for Monarch.  Mr. Farahi began his gaming and hospitality career in 1998.  He has extensive experience in over a dozen positions at Atlantis Casino Resort Spa.  From 2004 to 2006, Mr. Farahi held finance positions with HSBC Bank plc in their New York, London and Geneva offices, in both the investment and private banking divisions.  Mr. Farahi holds an MBA from Columbia Business School with concentrations in both Real Estate and Finance and holds a BA in Economics and International Studies from Northwestern University.

RONALD ROWAN, age 49, Chief Financial Officer of the Company and of Golden Road, joined the Company in June 2006.  From December 2004 to June 2006, Mr. Rowan served as the Chief Operating and Financial Officer of Ztrading Industries, LLC, a retail software company.  From June 2003 to December 2004, he served as the CFO of Camco, Inc., a specialty finance lender.  Mr. Rowan was the CFO of the North/South American subsidiary of Aristocrat Technologies, Inc., a publicly held Australian based systems and gaming device company, from June 2001 through June 2003 and was employed by Casino Data Systems, also a publicly held systems and gaming company, from September 1996 through June 2001 as its Controller and then as its CFO.  Prior to joining Casino Data Systems, Mr. Rowan was employed by Price Waterhouse in its audit practice for six years and then in its strategic consulting practice for four years.  Mr. Rowan is a certified public accountant with a bachelor’s degree from the University of Southern California and an MBA from the University of California, Los Angeles.

Significant Employee:

DARLYNE SULLIVAN, age 59, has been the General Manager of Atlantis since February 2006 and Executive Vice President of Operations of Atlantis since 2004.  From June 1993 until 2004, Mrs. Sullivan was Vice President of Sales and Marketing and Assistant General Manager of Atlantis.  Mrs. Sullivan has held positions including Assistant General Manager/Director of Sales and Marketing, Reservations and Sales Manager, Front Desk Manager, Hotel Manager and Assistant Hotel Manager for Atlantis from May 1977 through June 1993.

Committees of the Board

The Board has certain standing committees including the Audit Committee, the Compensation Committee, the 1993 Executive Long-Term Incentive Plan Committee (the “Incentive Plan Committee”), the 1993 Directors’ Stock Option Plan Committee (the “Directors’ Plan Committee”) [and the Strategic Planning Committee.]

The Audit Committee, currently comprised of Craig F. Sullivan, Chair, Yvette E. Landau, and Paul Andrews (effective upon his appointment to the Board), met seven times during the year ended December 31, 2013.  The Audit Committee is comprised exclusively of directors who are not salaried employees and a majority of whom are, in the opinion of the Board, free from any relationship that would interfere with the exercise of independent judgment as a committee member.  The Audit Committee’s function is to review reports of the auditors to the Company; to review Company financial practices, internal controls and policies with officers and key employees; to review such matters with the Company’s auditors to determine scope of compliance and any deficiencies; to consider selection of independent public accountants; to review and approve all related party transactions; and to make periodic reports on such matters to the Board.  The Audit Committee adopted an Audit Committee Charter on June 4, 2000, and subsequently amended it effective June 7, 2001 and April 9, 2004.  A copy of the charter may be viewed on the Company’s website at www.monarchcasino.com.

All members of the Audit Committee meet the definition of “independence” under Securities Exchange Act of 1934 Rule 10A-3(b)(1) and are “independent directors,” as such term is defined in NASDAQ Rule 5605(a)(2).

The Company believes that Craig F. Sullivan, Chairman of the Audit Committee, is a financial expert as defined by the SEC rules applied pursuant to the Sarbanes-Oxley Act of 2002 and as defined in Regulation S-K, Item 407(d)(5)(ii).  The relevant experience of Mr. Sullivan is summarized under “Election of Directions — Directors and Nominees” above.

The Compensation Committee, currently comprised of Yvette E. Landau, Chair, Craig F. Sullivan and Paul Andrews (effective upon his appointment to the Board), met six times during the year ended December 31, 2013.  The Compensation Committee recommends, and the Board ratifies, all compensation and awards to the Company’s executive officers and will administer the 2014 Equity Incentive Plan, if approved by the stockholders at the annual meeting.  The Compensation Committee reviews the performance and the compensation of the chief executive officer, president and chief operating officer, and, following discussions with those individuals, presents recommendations for their compensation levels to the Board for review and ratification.  For the remaining executive officers, the chief executive officer makes recommendations to the Compensation Committee that generally are approved and then passed onto the full Board for ratification.  In conformity with NASDAQ rules, the Compensation Committee adopted a charter on October 1, 2013, a copy of the charter may be viewed on the Company’s website at www.monarchcasino.com.

The Marketing and Entertainment Committee will be formed upon Paul Andrews’ appointment to the Board and will be comprised of John Farahi, Bob Farahi, Craig F. Sullivan, Yvette E. Landau and will be chaired by Mr. Andrews.  The Marketing and Entertainment Committee will evaluate the Company’s marketing and entertainment programs.

The Company does not have a standing Nominating Committee, nor has the Board of Directors adopted a charter addressing the director nomination process.  The Board of Directors believes that at this time it is appropriate for the Company not to have a nominating committee because the independent directors constituting the majority of the Board of Directors can adequately serve the function of considering potential director nominees from time to time as needed.

For stockholder meetings at which directors are to be elected, in compliance with NASDAQ rule 5605(e), director nominees are recommended for the Board’s nomination solely by a majority of the independent directors.  In making such recommendation, the qualifications of the prospective nominee which will be considered include the nominee’s personal and professional integrity, experience, skills, professional relationships, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to act in the best interests of the Company and its stockholders.

The requirements for nomination of a person to the Board by a security holder are set forth in Article II, Section 16 of the Company’s Bylaws and the qualifications for a person to be a director of the Company are set forth in Article II, Section 14 of the Bylaws.  Both sections of the Bylaws are set forth below.

14.                               Eligibility of Directors.  No Director is eligible to continue to serve as a Director of the Corporation who is required under Nevada or Colorado gaming laws to be found suitable to serve as a director and who is not found suitable or whose finding of suitability is suspended or revoked by Nevada or Colorado gaming authorities. Such eligibility shall cease immediately following whatever act or event terminates the director’s eligibility under the laws and gaming regulations of either the State of Nevada or the State of Colorado.

16.                               Nomination of Directors.  Only persons who are nominated in accordance with the procedures set forth in this Section 16 of Article II shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation at the Annual Meeting may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the Notice procedures set forth in this Section 16 of Article II. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, unless waived by the Board of Directors, no person not already a Director shall be eligible to be elected or to serve as a Director unless such person’s notice of nomination shall be received at the principal executive offices of the Corporation at least seventy five (75) days before initiation of solicitation to the stockholders for election in the event of an election other than at an Annual Meeting and seventy five (75) days before the corresponding date that had been the record date for the previous year’s Annual Meeting or seventy five (75) days before the date of the next Annual Meeting of shareholders announced in the previous year’s proxy materials in the event of an election at an Annual Meeting. To be timely, no stockholder’s notice shall be received at the principal executive offices of the Corporation more than ninety (90) days before the meeting; provided, however, that in the event that less than ninety (90) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. The stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by the person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, and (b) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (vi) the consent of such nominee to serve as Director of the Corporation, if he is so elected; and (c) as to the stockholder giving the notice, (i) the name and record address of stockholder, and (ii) the class and number of shares of stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Article II, Section 16. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

The Company did not receive the names of any proposed director candidates submitted by any stockholder for inclusion in this Proxy Statement under the guidelines set forth above.

John Farahi, the Company’s Co-Chairman, also serves as the Company’s Chief Executive Officer.  Bob Farahi, the Company’s other Co-Chairman also serves as the Company’s President.  The Company does not have a lead independent director.  At the time of this filing, the Company believes this is the best structure to leverage John and Bob Farahi’s respective operating expertise, professional experience and longevity with the Company.

As required by the Securities and Exchange Commission, the Company is required to disclose whether the Board of Directors considers “diversity” in identifying director nominees.  The term “diversity” as used in this context has not been defined by the Securities and Exchange Commission.  Monarch is an equal opportunity employer and does not discriminate based upon age, race, color, gender, national origin, disability or veteran status.  It is the Board of Director’s desire that the Board should be composed of qualified individuals who bring diverse professional expertise and points of view.  All prospective Director nominees are evaluated on their professional merits, technical qualifications, demonstrated expertise, experience and ability to contribute in such a way as to bolster and expand the collective professional perspective of the Board.

Board Meetings

The Board held five meetings during the year ended December 31, 2013.  All directors attended at least 75% of the Board meetings and all committee members attended at least 75% of the committee meetings for the committees on which they served during the year ended December 31, 2013.

Annual Meetings

The Board has a policy that requires all directors to attend each Annual Meeting of Stockholders absent exigent circumstances.  All of our then directors attended the 2013 Annual Meeting of Stockholders.

Communication with Directors

The Company’s stockholders may contact directors by sending an email to Ronald Rowan at RRowan@MonarchCasino.com, which will be relayed to the board member or members specified in the message, or by addressing a letter to Monarch Casino & Resort, Inc., Board of Directors, 3800 South Virginia Street, Reno, Nevada 89502.  Each communication should specify the applicable director or directors to be contacted.

Compensation Committee Interlocks and Insider Participation

Yvette E. Landau and Craig F. Sullivan each served on the Compensation Committee during 2013.  None of these directors is or has been a former or current executive officer of Monarch or had any relationships requiring disclosure by Monarch under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.  None of Monarch’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during 2013.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

Our named executive officers (“NEOs”) are our Chief Executive Officer (“CEO”), our President, our Chief Operating Officer (“COO”) and our Chief Financial Officer (“CFO”).  We seek to compensate our NEOs in a manner that will attract and retain qualified individuals who are responsible for the management, growth and success of the Company.  We believe that NEO compensation should be designed to:

1.  motivate performance in areas consistent with our short and long-term objectives,

2.  reward for achieving those objectives, and

3.  encourage NEOs to continue in our employ.

We evaluate and establish the total compensation of our NEOs in light of what we believe to be the compensation practices, and relative corporate financial performance, of other companies in the gaming industry similar to us in terms of asset size and target market.  In 2013, we did not engage compensation consultants in this process because i) we believed that the Compensation Committee (as used in this Compensation Discussion and Analysis, the “Committee”) was able to consider publicly available data and other data which provided us information upon which to make informed compensation decisions and ii) because the Board operates under a prudent cost management philosophy.  Because certain comparable companies in the gaming industry do not publicly report their information, their compensation practices are not publicly available.  As such, we rely on information that is publicly available, information that we obtain from industry sources, and the industry experience and knowledge of our Committee and other Board members in determining NEO compensation.

Compensation Elements

Our NEO compensation program utilizes four primary components which include 1) annual salary, 2) annual cash bonus awards, 3) one-time cash awards and 4) stock option awards.  Following is a discussion of each component.

Annual Salary

The salary element compensates each NEO for performance of the fundamental duties associated with that NEO’s position.  In addition to what we believe to be the compensation practices and relative corporate financial performance of other companies in the gaming industry similar to us in asset size and target market, we consider other factors in establishing NEO annual salaries including the executive’s respective record of leadership and service to us, our growth during the NEO’s term of employment, the relative importance of the NEO in overseeing both our strategic direction and our day-to-day operations, the relative performance of our competitors and the NEO’s civic leadership.  Salaries are reviewed annually and are adjusted as warranted.

Due to the decrease in company profit commensurate with the global recession that began in 2007, salaries for our NEOs remained flat from 2008 through 2011.  In the fourth quarter of 2012, the annual salaries of our CEO and CFO were increased in recognition of their increased responsibilities related to the successful completion of our acquisition of the Riviera Black Hawk Casino in April 2012 (the “Acquisition”).  See the Summary Compensation Table below.

Annual Cash Bonus Awards

To align NEO performance with our short-term operational and profit objectives, we utilize an annual cash bonus program (the “Bonus Program”) with an annual target set by the Board as a percentage (the “Target Bonus Percentage”) of the NEO’s annual salary.  Prior to the global recession that began in 2007, the Target Bonus Percentage was typically set at 20%.  Until the effects of the global recession subside and Company profits grow to a more substantial level, it is likely that the Board will set the Target Bonus Percentage at percentages less than 20%.

The Bonus Program is comprised of both a quantitative and a qualitative component.  The quantitative component is awarded based on achieving our annual profit goal, as established by the Board.  The qualitative component of the cash bonus program is awarded at the discretion of the Committee which considers several factors of the NEO’s performance including, but not limited to, performance against specific tactical objectives as established by the Board, staff development, staff retention, operating process improvement and the implementation of programs resulting in permanent cost reductions.

The profit target is defined as a determined level of Earnings Before Interest, Taxes, Depreciation and Amortization adjusted for any unusual or infrequent expenses (“Adjusted EBITDA”).  The Board sets the Adjusted EBITDA target at a level they believe is both challenging and achievable.  By establishing a target that is challenging, the Board believes that NEO performance, and therefore Company financial performance, is optimized.  By setting a target that is also achievable, the Board believes that NEOs remain motivated to perform at the high level required to achieve the Adjusted EBITDA target.  Adjusted EBITDA consists of net income plus provision for income taxes, stock based compensation expense, other one-time non-cash charges, interest expense, depreciation and amortization less interest income and any benefit for income taxes.  The Adjusted EBITDA target for 2013 was $42.6 million.  Under the Bonus Program, an additional evaluation is completed at year-end which allows for the potential to exceed the Target Bonus Percentage.  For every whole percentage point that our actual Adjusted EBITDA exceeds the full-year Adjusted EBITDA target, an additional 1% of NEO salary may be awarded up to a maximum of 40% of the NEO’s annual salary.

To motivate and reward actions that directly translate into increased Company profit, the Bonus Program is significantly weighted toward the quantitative component.  Because of operating challenges primarily related to the ongoing global recession, beginning in 2008, the Target Bonus Percentage was set at 5%.  For fiscal 2010, the Adjusted EBITDA target was achieved, and in March 2011 bonuses were paid.  For fiscal years 2011 and 2012, the Adjusted EBITDA target was not achieved and bonuses under the Bonus Program were not awarded.  For fiscal year 2013, the bonus amounts for John Farahi, Bob Farahi, David Farahi and Ron Rowan had not been determined as of the latest practicable date and is expected to be determined on or about May 21, 2014.

One-Time Cash Awards

We may, from time to time, award one-time cash payments based on superior financial performance relative to the Board-established annual financial profit target when such performance is deemed to be extraordinary or in certain other exceptional circumstances.

Regarding extraordinary performance, such determination is based on several factors including, but not limited to, comparison of our financial performance relative to our competitors, the general market conditions in which those financial results were generated and other operating criteria that indicate that the financial results were abnormally strong given those market and operating conditions.  Such performance criteria could serve as the basis for increasing an NEO’s salary level; however, by instead rewarding such performance with one-time cash awards, we believe we are more accurately promoting sustained, superior performance by more closely tying the reward with the timing of the performance.  No One-Time Cash Awards were paid for performance in fiscal 2010; however, our CEO, President and CFO were awarded $100,000; $25,000 and $13,261, respectively, in 2011.  In 2012, for successful completion of the Acquisition, the Board awarded our CEO, President, COO and CFO a One-Time Cash Award of $150,000; $50,000; $25,000 and $50,000, respectively.

Stock Option Awards

While it is difficult to predict the value an NEO will ultimately realize from the stock option compensation component, the compensation package is designed with the expectation that stock options will provide the highest potential reward of the four components of the NEO compensation package.  As such, the most significant driver of NEO compensation is designed to correlate directly with the financial gains of our stockholders through changes in stock prices.  As our stock price increases or decreases, the value of NEO stock option awards also increases or decreases.  By designing the compensation program in this way, we believe that a significant portion of NEO compensation has been directly aligned with the interests of our stockholders.

NEOs receive an initial stock option grant (the “Initial Grant”) on their hire date and receive subsequent grants (the “Subsequent Grants”) in amounts equal to, and commensurate with, the portion of the Initial Grant that vests.  The Initial Grant vests, assuming continued employment, in three equal tranches beginning on the third anniversary of the grant date and is fully vested on the NEO’s fifth anniversary.  The Subsequent Grants vest three years after their respective grant date.  Neither Initial Grants nor Subsequent Grants vest earlier than three years and in the case of Initial Grants, do not fully vest earlier than five years.

Stock option awards are granted at exercise prices equal to the closing market price of our stock on the date the stock option award is granted, except for Incentive Stock Option (“ISO”) grants to Messrs. John Farahi and Bob Farahi, whose exercise prices are 110% of the relevant closing market prices, since they are each the beneficial owners of more than 10% of our common stock. As such, the value of the award increases only if our stock price increases subsequent to the stock option’s grant date.  Because these awards vest over time, the stock option component of NEO compensation also encourages NEO retention, as value related to unvested stock options is forfeited if an NEO ceases to be employed by us.  To date, the Committee has not granted ISOs.

Compensation Clawback Policy

Our NEO’s are subject to a compensation clawback policy.  In the event of a restatement of the Company’s financial results (other than a restatement caused by a change in applicable accounting rules or interpretations), the result of which is that any performance-based compensation paid or awarded to an NEO would have been a lower amount had it been calculated based on such restated results, the awarded compensation is subject to repayment by the NEO.

Change in Control

In the event of a change in control (“CIC”), vesting of all unexercised stock options will accelerate to the change of control date.  A CIC shall be deemed to have occurred at such time as (a) any person becomes the beneficial owner, directly or indirectly, of securities of Monarch representing 25.0% or more of the combined voting power of Monarch’s outstanding securities ordinarily having the right to vote at the election of directors; or (b) individuals who constituted the Board of Directors of Monarch on the effective date of Monarch’s Executive Long Term Incentive Plan, or June 14, 1993 (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director whose election was approved by at least a majority of the directors comprising the Incumbent Board, or whose nomination or election was approved by a majority of the Board of Directors of Monarch serving under an Incumbent Board, shall be considered as if he or she were a member of the Incumbent Board; or (c) merger, consolidation or sale of all or substantially all the assets of Monarch occurs, unless such merger or consolidation shall have been affirmatively recommended to Monarch’s stockholders by a majority of the incumbent board; or (d) a proxy statement soliciting proxies from stockholders of Monarch, by someone other than the current management of Monarch seeking stockholder approval of a plan or reorganization, merger or consolidation of Monarch with one or more corporations as a result of which the outstanding shares of Monarch’s securities are actually exchanged for or converted into cash or property or securities not issued by Monarch unless the reorganization, merger or consolidation shall have been affirmatively recommended to Monarch’s stockholders by a majority of the Incumbent Board.

There are no other CIC agreements with any of our employees.

As stated elsewhere in this Proxy Statement, the Committee is recommending that stockholders approve the 2014 Equity Incentive Plan (the “Plan”).  The Plan does not provide for automatic vesting of awards upon a change in control (sometimes referred to as “single trigger” vesting).  Instead, the Plan provides for vesting upon a change in control only if the participant’s employment is terminated, compensation is materially reduced or the employee is required to relocate in connection with a change in control (i.e., “double trigger” vesting).

Other Benefits and Compensation Matters

401k and Health Benefit Plans.  The NEOs participate in our 401k and health benefit plans on the same basis, and at the same benefit level, as the rest of our full-time employees.  The plans include subsidized health insurance benefits and an annual 401K matching contribution up to two percent of their annual salary.

Prohibition of option repricing or cash buyouts.  Our policy is to prohibit any form of option repricing or to exchange underwater stock options for a cash settlement unless approval of stockholders has been granted.

Prohibition of speculative and hedging transactions.  All employees are prohibited from participating in short sales of, and trading in put and call options on, the Company’s securities.

Board Process

The Committee recommends, and the Board ratifies, all compensation and awards to the NEOs.  The Committee reviews the performance and the compensation of the CEO and President and, following discussions with those individuals, presents recommendations for their compensation levels to the Board for review and ratification.  For the remaining NEOs, the CEO makes recommendations to the Committee that generally are approved and then passed onto the full Board for ratification.

Compensation Committee Report

Notwithstanding any statement to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation shall not be incorporated by reference into any such filings or otherwise deemed filed.

Compensation Committee Report on Executive Compensation

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE*

By:	Yvette E. Landau, Chair
Craig F. Sullivan, Member

*Paul Andrews will join the Compensation Committee effective May 1, 2014 and did not participate in the review and discussion with management of the Compensation Discussion and Analysis for the year ended December 31, 2013.

Summary Compensation Table

The following table presents information regarding compensation of our NEOs for services rendered during the last three completed fiscal years.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Grant Date Fair Value of Stock Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified deferred Compensation Earning ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)(1),(2)	(e)	(f)	(g)	(h)	(i)	(j)
John Farahi, Co-Chairman of the Board and Chief Executive Officer	2011	$400,000	$100,000	—	$240,183	—	—	—	$740,183
	2012	$508,000	$150,000	—	$219,356	—	—	—	$877,356
	2013	$750,000	—	—	$474,666	—	—	—	$1,224,666
Bob Farahi, Co-Chairman of the Board, Secretary and President	2011	$240,000	$25,000	—	$120,092	—	—	—	$385,092
	2012	$204,000	$50,000	—	$109,681	—	—	—	$363,681
	2013	$150,000	—		$237,340	—	—	—	$387,340
David Farahi, Chief Operating Officer (3)	2011		—	—	—	—	—	—	—
	2012	$181,592	$25,000	—	$91,998	—	—	—	$298,590
	2013	$250,000	—	—	$45,319	—	—		$295,319
Ronald Rowan, Chief Financial Officer and Treasurer	2011	$265,000	$13,261	—	$123,730	—	—	—	$401,991
	2012	$276,000	$50,000	—	$112,611	—	—	—	$438,611
	2013	$300,000	—	—	$176,775	—	—	—	$476,775

(1) The bonuses reflect amounts earned in the specified year.

(2) The amount of bonus for John Farahi, Bob Farahi, David Farahi and Ron Rowan is not calculable through the latest practicable date and is expected to be determined on or about May 21, 2014.

(3) David Farahi was appointed Chief Operating Officer on April 26, 2012.

Grants of Plan Based Awards Made in Fiscal 2013

The following table presents information regarding the equity incentive awards granted to our NEOs for 2013.

								All Other	All Other Option		Grant
								Stock Awards:	Awards: Number of	Exercise or Base	Date Fair Value of
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Number of Shares of	Securities Underlying	Price of Option	Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Stock or Units (#)	Options (#)(2)	Awards ($/Sh)(1)	Awards ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
John Farahi, Co-Chairman of the Board and Chief Executive Officer	10/21/2013	—	—	—	—	—	—	—	66,666	$21.71	$474,666
Bob Farahi, Co-Chairman of the Board, Secretary and President	10/21/2013	—	—	—	—	—	—	—	33,334	$21.71	$237,340
David Farahi, Chief Operating Officer	2/10/2013	—	—	—	—	—	—	—	1,666	$10.33	$4,379
	7/12/2013	—	—	—	—	—	—	—	6,666	$17.79	$31,956
	8/13/2013	—	—	—	—	—	—	—	1,667	$20.00	$8,984
Ronald Rowan, Chief Financial Officer and Treasurer	6/19/2013	—	—	—	—	—	—	—	33,333	$16.95	176,775

(1)             The Company’s policy is to set exercise prices for stock option awards equal to the closing price of the Company’s stock on the grant date.  If the grant date falls on a date that the stock market is closed, the exercise price is set at the closing price on the last day that the market was open before the grant date.

(2)             The option awards listed in the above table vest 100% on the third anniversary of the grant date.

Outstanding Equity Awards at Fiscal 2013 Year-End

The following table presents information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2013.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)		(d)	(e)		(g)	(h)	(i)	(j)
John Farahi, Co-Chairman of the Board and Chief Executive Officer	200,000			—	$11.685	10/21/2014	—	—	—	—
	70,000			—	$18.060	10/21/2015	—	—	—	—
	66,666			—	$21.820	10/21/2016	—	—	—	—
	66,668			—	$29.000	10/21/2017	—	—	—	—
	66,668			—	$6.800	10/21/2018	—	—	—	—
	66,666			—	$10.430	10/21/2019	—	—	—	—
	66,668			—	$11.480	10/21/2020	—	—	—	—
		66,668	(1)	—	$9.330	10/21/2021	—	—	—	—
		66,666	(2)	—	$8.560	10/9/2022	—	—	—	—
		66,666	(3)	—	$21.710	10/21/2023	—	—	—	—
Bob Farahi, Co-Chairman of the Board, Secretary and President	100,000			—	$11.685	10/21/2014	—	—	—	—
	10,000			—	$18.060	10/21/2015	—	—	—	—
	33,334			—	$21.820	10/21/2016	—	—	—	—
	33,334			—	$29.000	10/21/2017	—	—	—	—
	33,334			—	$6.800	10/21/2018	—	—	—	—
	33,334			—	$10.430	10/21/2019	—	—	—	—
	33,334			—	$11.480	10/21/2020	—	—	—	—
		33,334	(1)	—	$9.330	10/21/2021	—	—	—	—
		33,334	(2)	—	$8.560	10/9/2022	—	—	—	—
		33,334	(3)	—	$21.710	10/21/2023	—	—	—	—
David Farahi, Chief Operating Officer	3,333	1,667	(4)	—	$6.720	2/10/2020	—	—	—	—
	5,000			—	$11.150	6/21/2020	—	—	—	—
	6,666	13,334	(5)	—	$10.200	7/12/2020	—	—	—	—
		1,667	(6)	—	$9.300	8/13/2021	—	—	—	—
		1,667	(7)	—	$7.420	8/13/2022	—	—	—	—
		30,000	(8)	—	$7.550	8/21/2022	—	—	—	—
		1,666	(9)	—	$10.330	2/10/2023	—	—	—	—
		6,666	(10)	—	$17.790	7/12/2023	—	—	—	—
		1,667	(11)	—	$21.710	8/13/2023	—	—	—	—
Ronald Rowan, Chief Financial Officer and Treasurer	33,333			—	$7.280	6/19/2019	—	—	—	—
	33,333			—	$11.150	6/19/2020	—	—	—	—
	76,000			—	$11.150	6/21/2020	—	—	—	—
		33,333	(12)	—	$9.560	6/17/2021	—	—	—	—
		33,333	(13)	—	$8.780	6/19/2022	—	—	—	—
		33,333	(14)	—	$16.950	6/19/2023	—	—	—	—

(1) Vests in full on October 21, 2014, subject to continued employment through that date.

(2) Vests in full on October 9, 2015, subject to continued employment through that date.

(3) Vests in full on October 21, 2016, subject to continued employment through that date.

(4) Vests in full on February 10, 2015, subject to continued employment through that date.

(5) Vests as follows subject to continued employment through the noted dates: 6,667 shares vest on July 12, 2014 and 6,667 shares vest on July 12, 2015.

(6) Vests in full on August 13, 2014, subject to continued employment through that date.

(7) Vests in full on August 13, 2015, subject to continued employment through that date.

(8) Vests as follows subject to continued employment through the noted dates: 10,000 shares vest on August 21, 2015, 10,000 shares vest on August 21, 2016 and 10,000 shares vest on August 21, 2017.

(9) Vests in full on February 10, 2016, subject to continued employment through that date.

(10) Vests in full on July 12, 2016, subject to continued employment through that date.

(11) Vests in full on August 13, 2016, subject to continued employment through that date.

(12) Vests in full on June 17, 2014, subject to continued employment through that date.

(13)Vests in full on June 19, 2015, subject to continued employment through that date.

Potential Payments Upon Termination in Connection with Change in Control

In the event of a change in control (“CIC”), vesting of all unexercised stock options will accelerate to the change of control date.  A CIC shall be deemed to have occurred at such time as (a) any person becomes the beneficial owner, directly or indirectly, of securities of Monarch representing 25.0% or more of the combined voting power of Monarch’s outstanding securities ordinarily having the right to vote at the election of directors; or (b) individuals who constituted the Board of Directors of Monarch on the effective date of Monarch’s Executive Long Term Incentive Plan, or June 14, 1993 (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director whose election was approved by at least a majority of the directors comprising the Incumbent Board, or whose nomination or election was approved by a majority of the Board of Directors of Monarch serving under an Incumbent Board, shall be considered as if he or she were a member of the Incumbent Board; or (c) merger, consolidation or sale of all or substantially all the assets of Monarch occurs, unless such merger or consolidation shall have been affirmatively recommended to Monarch’s stockholders by a majority of the incumbent board; or (d) a proxy statement soliciting proxies from stockholders of Monarch, by someone other than the current management of Monarch seeking stockholder approval of a plan or reorganization, merger or consolidation of Monarch with one or more corporations as a result of which the outstanding shares of Monarch’s securities are actually exchanged for or converted into cash or property or securities not issued by Monarch unless the reorganization, merger or consolidation shall have been affirmatively recommended to Monarch’s stockholders by a majority of the Incumbent Board.

There are no other CIC agreements with any of our employees.

Other Employment Related Agreements

The Company has an agreement with Ronald Rowan, Chief Financial Officer, that in the event that his employment is terminated “without cause” he will receive severance pay in the amount equal to one year of his then-applicable annual base salary in exchange for his waiver of any and all causes of action against us, our officers, directors, principals and affiliates, arising from his employment.  Termination “without cause” would be termination unless Mr. Rowan committed an illegal act, violated our Business Ethics Policy and Code of Conduct, committed gross neglect or abandonment of his professional responsibilities, or disqualification by a controlling regulatory agency.  The agreement prohibits Mr. Rowan from entering the employ of any gaming enterprise located within 250 miles of a gaming enterprise owned by the Company for the year following termination.

Director Compensation — Fiscal 2013

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards ($)	Grant Date Fair Value of Stock Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Yvette E. Landau	$50,000	—	$21,654	—	—	—	$71,654
Craig F. Sullivan	$50,000	—	$21,654	—	—	—	$71,654
Ronald R. Zideck (3)	$25,000	—	—	—	—	—	$25,000

(1) Annual fees of $40,000 are paid to directors who are not employees of the Company.  Each non-employee director serving as the chairman of a standing committee of the Board received an additional annual fee of $10,000 for each standing committee chaired during the year.

(2)  On the date of prior year’s Annual Stockholders Meeting, each non-employee director received a stock option grant to purchase 6,100 shares comprised of 4,800 shares for service as a director and 1,300 shares for service as a committee chair.  The options were issued at exercise prices equal to the closing price of the Company’s stock on the grant date.  The options vest on the six-month anniversary of the grant date.

(3)  Mr. Zideck resigned on May 10, 2013.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this Report by reference therein.

To the Board of Directors of Monarch Casino & Resort, Inc.:

Our role is to assist the Board of Directors in its oversight of the Company’s financial reporting process.  As set forth in our charter, the Company’s management is responsible for the preparation, presentation and integrity of our financial statements, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2013.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  We have received and reviewed the written disclosures and the letter from the independent auditors required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

THE AUDIT COMMITTEE*

By:	Craig F. Sullivan , Chair
Yvette E. Landau , Member

*Paul Andrews will join the Audit Committee effective May 1, 2014 and did not participate in the review and discussion with management of the Company’s audited financial statements as of and for the year ended December 31, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The 18.95-acre shopping center (the “Shopping Center”) adjacent to the Atlantis Casino Resort Spa is owned by Biggest Little Investments, L.P. (“BLI”).  BLI’s general partner is Maxum, L.L.C. (“Maxum”).  John Farahi, Bob Farahi and Ben Farahi each individually own non-controlling interests in BLI and Maxim.  John Farahi is Co-Chairman of the Board, Chief Executive Officer, Secretary, and a Director of Monarch.  Bob Farahi is Co-Chairman of the Board, President, and a Director of Monarch. Ben Farahi formerly was the Co-Chairman of the Board, Secretary, Treasurer, Chief Financial Officer and a Director of Monarch until May 23, 2006.

A driveway that is being shared between the Atlantis and the Shopping Center was completed on September 30, 2004.  As part of the driveway construction, in January 2004, the Company leased a 37,368 square-foot corner section of the Shopping Center for a minimum lease term of 15 years at an annual rent of $300,000, subject to increase every 60 months based on the Consumer Price Index. The Company began paying rent to the Shopping Center on September 30, 2004. The Company also uses part of the common area of the Shopping Center and pays its proportional share of the common area expense of the Shopping Center. The Company has the option to renew the lease for 3 five-year terms, and at the end of the extension periods, the Company has the option to purchase the leased driveway section of the Shopping Center at a price to be determined based on an MAI Appraisal. The leased space is being used by the Company for pedestrian and vehicle access to the Atlantis.  The lease also permits the Company to use a portion of the parking spaces at the Shopping Center. The total cost of the project was $2.0 million; the Company was responsible for two thirds of the total cost, or $1.35 million. The Company paid approximately $340,000 in rent plus $158,800, $122,500 and $123,700 for operating expenses related to this site for each of the years ended December 31, 2013, December 31, 2012 and December 31, 2011, respectively, for its leased driveway space at the Shopping Center.

Audit Committee Review

The Company requires that the Audit Committee of the Board review and approve related party transactions.  The Audit Committee reviews all related party transactions on a case by case basis and approves any such transaction in accordance with Nevada corporate law.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s principal accounting firm, Ernst & Young LLP, audited the Company’s financial statements for the fiscal year ended December 31, 2013.  Ernst & Young, LLP is expected to have a representative present at the annual meeting who will have the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

The Audit Committee has not yet formally engaged Ernst & Young, LLP to audit the Company’s financial statements for the year ending December 31, 2014.

AUDIT AND RELATED FEES

Audit Fees.  The aggregate fees billed by the Company’s principal accountants for the audit of the Company’s annual financial statement review of financial statements included in the Company’s Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements were $378,000 for the year ended December 31, 2013 and $312,000 for the year ended December 31, 2012.

Audit Related Fees.  The aggregate fees billed for assurance and related services by the Company’s principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements not included under “Audit Fees” above were $85,500 for the year ended December 31, 2012 and were comprised of certain one-time work related to the Company’s acquisition of Riviera Black Hawk, Inc.  No such fees were billed for the year ended December 31, 2013.

Tax Fees.  The aggregate fees billed for professional services rendered by the Company’s principal accountant for the compilation, tax advice and tax planning were $56,000 for the year ended December 31, 2013 and $70,000 for the year ended December 31, 2012.  For 2013 and 2012, these services primarily consisted of preparation of the Company’s federal and state corporate tax return and advice related to a review by the Internal Revenue Service.

All Other Fees.  There were no other fees billed by the Company’s principal accountants for the years ended December 31, 2013 and 2012.

Audit Committee Pre-Approval Policies and Procedures

As required by the Audit Committee Charter, all services proposed to be provided by outside independent auditors must be approved in advance by the Audit Committee.

There were no non-audit services performed by the independent registered public accounting firm in 2013 and 2012.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  Officers, directors, and stockholders holding more than 10% of the class of stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, during 2013 a Form 4 was filed late for John Farahi on October 31, 2013 and Form 4’s were filed late for Bob Farahi on August 5, 2013 and November 1, 2013.

CODE OF ETHICS

The Company adopted a Business Ethics Policy and Code of Conduct in 1999, a copy of which may be reviewed on the Company’s website, www.monarchcasino.com.

VOTING PROCEDURES

The Company will appoint three inspectors of election to determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of a proxy; receive votes, ballots, or consents; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes or consents; determine when the polls shall close; determine the results; and do any other acts which may be proper to conduct the election or vote with fairness to all stockholders.

2015 ANNUAL MEETING OF STOCKHOLDERS

The next annual meeting of stockholders is expected to be held on or about May 21, 2015.  Stockholders desiring to present proper proposals at that meeting and to have their proposals included in the Company’s proxy statement and form of proxy for that meeting must meet the eligibility and other criteria under the Company’s Bylaws and Rule 14a-8 of the Securities Exchange Act of 1934 and must submit the proposal to the Company.  Such proposal must be received no later than December 12, 2014. Unless a stockholder proposal for the Company’s 2015 Annual Meeting of Stockholders is submitted to the Company prior to February 25, 2015 management may use its discretionary voting authority to vote management proxies on the stockholder proposal without any discussion of the matter in the proxy statement.

OTHER BUSINESS

The Board does not know of any other business which will be presented for action by the stockholders at this annual meeting.  However, if any business other than that set forth in the Notice of Annual Meeting of Stockholders should be presented at the annual meeting, the proxy committee named in the enclosed proxy intends to take such action as will be in harmony with the policies of the Board and will use their discretion and vote all proxies in accordance with their judgment.

The Company’s 2013 annual report on Form 10-K, including financial statements for the year ended December 31, 2013, along with these proxy materials, are being made available on the Internet, or, when requested, mailed on or about April 10, 2014  to all stockholders of record of the Company as of March 24, 2014.

By order of the Board of Directors,

JOHN FARAHI
Secretary

APPENDIX A.

Monarch Casino & Resort, Inc.
2014 Equity Incentive Plan

1.  Purposes of the Plan.  The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2.  Definitions.  The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a)  “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b)  “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c)  “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d)  “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e)  “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, Performance Based Compensation or other right or benefit under the Plan.

(f)  “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g)  “Board” means the Board of Directors of the Company.

(h)  “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; or (ii) material breach of any agreement with the Company or a Related Entity; or (iii) engagement in any material act or omission constituting dishonesty, wrongdoing or malfeasance with respect to the Company or a Related Entity; or (iv) engagement in conduct which violates the Company’s or a Related Entity’s code of conduct policy; or (v) denial of or the failure to be issued any gaming license, finding of suitability or other similar regulatory approval, or, in the event any such license, finding of suitability or other similar regulatory approval has been issued to the Grantee, the subsequent revocation, suspension or non-renewal of the same; or (vi) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Corporate Transaction or a Change in Control, such definition of “Cause” shall not apply until a Corporate Transaction or a Change in Control actually occurs.

(i)  “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i)  the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii)  a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(j)  “Code” means the Internal Revenue Code of 1986, as amended.

(k)  “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan within the scope of the authority expressly granted to it by the Board.  Any authority not expressly granted to the Committee by the Board shall be reserved for the Board.

(l)  “Common Stock” means the common stock of the Company.

(m)  “Company” means Monarch Casino & Resort, Inc., a Nevada corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(n)  “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(o)  “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least twelve (12) months or (ii) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p)  “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). Notwithstanding the foregoing, except as otherwise determined by the Administrator, in the event of any spin-off of a Related Entity, service as an Employee, Director or Consultant for such Related Entity following such spin-off shall be deemed to be Continuous Service for purposes of the Plan and any Award under the Plan. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(q)  “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)  a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)  the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)  the complete liquidation or dissolution of the Company;

(iv)  any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(v)  acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r)  “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(s)  “Director” means a member of the Board or the board of directors of any Related Entity.

(t)  “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides services does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(u)  “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(v)  “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(w)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x)  “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)  If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)  If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)  In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(y)  “Good Reason” means, with respect to the termination by the Grantee of the Grantee’s Continuous Service, that such termination is for “Good Reason” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity (including, but not limited to, the Award Agreement for a particular Award), or in the absence of such then-effective written agreement and definition, the occurrence after a Corporate Transaction or Change in Control of any of the following events or conditions unless consented to by the Grantee (and the Grantee shall be deemed to have consented to any such event or condition unless the Grantee provides written notice of the Grantee’s non-acquiescence within 30 days of the effective time of such event or condition):

(i)  a change in the Grantee’s responsibilities or duties which represents a material and substantial diminution in the Grantee’s responsibilities or duties as in effect immediately preceding the consummation of a Corporate Transaction or Change in Control; or

(ii)  a reduction in the Grantee’s base salary to a level below that in effect at any time within six (6) months preceding the consummation of a Corporate Transaction or Change in Control or at any time thereafter; provided that an across-the-board reduction in the salary level of substantially all other individuals in positions similar to the Grantee’s by the same percentage amount shall not constitute such a salary reduction; or

(iii)  requiring the Grantee to be based at any place outside a 50 mile radius from the Grantee’s job location as a result of a Corporate Transaction or Change in Control except for reasonably required travel on business which is not materially greater than such travel requirements prior to the Corporate Transaction or Change in Control.

(z)  “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(aa)  “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(bb)  “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(cc)  “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(dd)  “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(ee)  “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ff)  “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(gg)  “Plan” means this 2014 Equity Incentive Plan.

(hh)  “Predecessor Plans” means the Company’s 1993 Executive Long-Term Incentive Plan, 1993 Employee Stock Option Plan, and 1993 Directors’ Stock Option Plan.

(ii)  “Related Entity” means any Parent or Subsidiary of the Company.

(jj)  “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(kk)  “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(ll)  “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for Shares or other securities or a combination of Shares or other securities as established by the Administrator.

(mm)  “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(nn)  “SAR” means a stock appreciation right entitling the Grantee to Shares measured by appreciation in the value of Common Stock.

(oo)  “Share” means a share of the Common Stock.

(pp)  “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.  Stock Subject to the Plan.

(a)  Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is one million (1,000,000) Shares, plus the number of Shares that remain available for grants of awards under the Predecessor Plans as of the date the Plan is approved by the Company’s stockholders, plus any Shares that would otherwise return to the Predecessor Plans as a result of forfeiture, termination or expiration of awards previously granted under the Predecessor Plans (ignoring the termination or expiration of the Predecessor Plans for the purpose of determining the number of Shares available for the Plan); provided, however, that the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options is five hundred thousand (500,000) Shares. Notwithstanding the foregoing, any Shares issued in connection with Awards granted on or after the effective date of the Plan (as determined in accordance with Section 12) other than Options and SARs shall be counted against the limit set forth herein as two (2) Shares for every one (1) Share issued in connection with such Award (and shall be counted as two (2) Shares for every one (1) Share returned or deemed not to have been issued from the Plan pursuant to Section 3(b) below in connection with Awards granted on or after the effective date of the Plan (as determined in accordance with Section 12) other than Options and SARs). The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b)  Any Shares covered by an Award (or portion of an Award) which are forfeited, canceled or expire (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. Notwithstanding anything to the contrary contained herein: (i) Shares tendered or withheld in payment of an Option exercise price shall not be returned to the Plan and shall not become available for future issuance under the Plan; (ii) Shares withheld by the Company to satisfy any tax withholding obligation shall not be returned to the Plan and shall not become available for future issuance under the Plan; and (iii) all Shares covered by the portion of a SAR that is exercised (whether or not Shares are actually issued to the Grantee upon exercise of the SAR) shall be considered issued pursuant to the Plan.

4.  Administration of the Plan.

(a)  Plan Administrator.

(i)  Administration with Respect to Directors and Officers.  With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3.  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii)  Administration With Respect to Consultants and Other Employees.  With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.  The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii)  Administration With Respect to Covered Employees.  Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation.  In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv)  Administration Errors.  In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by Applicable Laws.

(b)  Powers of the Administrator.  Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)  to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii)  to determine whether and to what extent Awards are granted hereunder;

(iii)  to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv)  to approve forms of Award Agreements for use under the Plan;

(v)  to determine the terms and conditions of any Award granted hereunder;

(vi)  to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee, (B) the reduction of the exercise price of any Option awarded under the Plan and the base appreciation amount of any SAR awarded under the Plan shall be subject to stockholder approval and (C) canceling an Option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock, or other Award or for cash shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction. Notwithstanding the foregoing, canceling an Option or SAR in exchange for another Option, SAR, Restricted Stock, or other Award or for cash with an exercise price, purchase price or base appreciation amount (as applicable) that is equal to or greater than the exercise price or base appreciation amount (as applicable) of the original Option or SAR shall not be subject to stockholder approval;

(vii)  to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii) to resolve and clarify inconsistencies, ambiguities and omissions in the Plan and among and between the Plan and any Award or other related documents;

(ix)  to take all actions and make all decisions regarding questions of coverage, eligibility and entitlement to benefits and benefit amounts;

(viii)  to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

(ix)  to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(c)  Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the service, or other reasonable knowledge of institution, of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5.  Eligibility.  Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6.  Terms and Conditions of Awards.

(a)  Types of Awards.  The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares or (ii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b)  Designation of Award.  Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

(c)  Conditions of Award.  Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (Shares or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria; provided, however, that each Award that vests solely based on the continued service of the Grantee, other than for grants to independent Directors, shall vest and therefore become exercisable in no less than the third anniversary of the date of grant, subject to the Grantee’s Continuous Service. Each Option that vests based on the achievement of performance or criteria other than continued service shall vest and therefore become exercisable subject to the achievement of applicable performance goals. No Award may be exercised for a fraction of a share of Common Stock. The Administrator may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.  The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes, depreciation and amortization, (xvi) earnings before other income/expense, taxes, depreciation, amortization, stock-based compensation and one-time nonrecurring charges, (xvii) economic value added, and (xviii) market share. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. In addition, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the Administrator, occurring after the establishment of the performance criteria applicable to the Award intended to be Performance-Based Compensation. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance criteria in order to prevent the dilution or enlargement of the Grantee’s rights with respect to an Award intended to be performance-based compensation.

(d)  Acquisitions and Other Transactions.  The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e)  Deferral of Award Payment.  The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f)  Separate Programs.  The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g)  Individual Limitations on Awards.

(i)  Individual Limit for Options and SARs.  The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company shall be two hundred thousand (200,000) Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options and SARs for up to an additional one hundred thousand (100,000) Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(ii)  Individual Limit for Restricted Stock and Restricted Stock Units.  For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, with respect to each fiscal year of the Company that constitutes or is part of each Performance Period, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any fiscal year of the Company shall be one hundred thousand (100,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10 below. In addition, the foregoing limitation shall be prorated for any Performance Period consisting of fewer than twelve (12) months by multiplying such limitation by a fraction, the numerator of which is the number of months in the Performance Period and the denominator of which is twelve (12).

(h)  Deferral.  If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(i)  Early Exercise.  The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(j)  Term of Award.  The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Award shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares issuable pursuant to the Award.

(k)  Transferability of Awards.  Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, and to charitable organizations, in all cases without payment for such transfers to the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(l)  Time of Granting Awards.  The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

(m)  Clawback of Benefits.  The Administrator may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by the Grantee, and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a “Clawback Policy”).  In addition, the Grantee may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with any Clawback Policy.  By accepting an Award, the Grantee is also agreeing to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Grantee’s Award Agreements (and/or awards issued under the Predecessor Plans) may be unilaterally amended by the Company, without the Grantee’s consent, to the extent that the Administrator in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.

7.  Award Exercise or Purchase Price, Consideration and Taxes.

(a)  Exercise or Purchase Price.  The exercise or purchase price, if any, for an Award shall be as follows:

(i)  In the case of an Incentive Stock Option:

(A)  granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B)  granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)  In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii)  In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv)  In the case of SARs, the base appreciation amount shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(v)  In the case of other Awards, such price as is determined by the Administrator.

(vi)  Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b)  Consideration.  Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i)  cash;

(ii)  check;

(iii)  surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv)  with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(v)  with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the exercise price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(vi)  any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.  In addition, by accepting an Award, the Grantee agrees that, even if there is no restriction on the use of the form of consideration such Grantee may use in payment for the Shares under an Award Agreement (and/or any award agreement for an award issued under the Predecessor Plans), the Administrator may upon notice restrict the Grantee from time to time to use only one or more forms of consideration as the Administrator determines in its sole discretion.

(c)  Taxes.  No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award (reduced to the lowest whole number of Shares if such number of Shares withheld would result in withholding a fractional Share with any remaining tax withholding settled in cash).

8.  Exercise of Award.

(a)  Procedure for Exercise; Rights as a Stockholder.

(i)  Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii)  An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b)  Exercise of Award Following Termination of Continuous Service.

(i)  Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Administrator, in the event the Grantee’s Continuous Service terminates, the Grantee may exercise his or her Award (to the extent that the Grantee was entitled to exercise such Award as of the date of termination) but only within such period of time ending on the earlier of (x) the date twelve (12) months following the termination of the Grantee’s Continuous Service or (y) the expiration of the term of the Award as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Awards (whether or not vested) shall immediately terminate and cease to be exercisable.

(ii)  If, after termination, the Grantee does not exercise his or her Award within the time specified in Section 8(b)(i) above, the Award shall terminate.

(iii)  Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9.  Conditions Upon Issuance of Shares.

(a)  If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

(b)  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10.  Adjustments Upon Changes in Capitalization.  Subject to any required action by the stockholders of the Company and Section 11 hereof, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator shall also make such adjustments as provided in this Section 10 or substitute, exchange or grant Awards to effect such adjustments (collectively “adjustments”). Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11.  Corporate Transactions and Changes in Control.

(a)  Acceleration of Award Upon Corporate Transaction or Change in Control.

(i)  Corporate Transaction.  Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction and:

(A)  for the portion of each Award that is Assumed or Replaced, then such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares at the time represented by such Assumed or Replaced portion of the Award, immediately upon termination of the Grantee’s Continuous Service if such Continuous Service is terminated by the successor company or the Company without Cause or voluntarily by the Grantee with Good Reason within twelve (12) months after the Corporate Transaction; and

(B)  for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date.  In addition, to the extent applicable, for Awards that have an exercise feature, the Administrator will notify the Grantee in writing or electronically that the portion of such Award that is neither Assumed nor Replaced will be exercisable for a period of time determined by the Administrator in its sole discretion to permit such Grantee the ability to participate in the Corporate Transaction with respect to the Shares subject to such Award, and such Award will terminate upon the expiration of such period.  Awards need not be treated similarly in a Corporate Transaction.

(ii)  Change in Control.  Except as provided otherwise in an individual Award Agreement, upon a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares at the time represented by such Award, immediately prior to the specified effective date of such Change in Control, provided that the Grantee’s Continuous Service has not terminated prior to such date.  In addition, to the extent applicable, the Administrator will notify the Grantee in writing or electronically that such Award will be exercisable for a period of time determined by the Administrator in its sole discretion to permit such Grantee the ability to participate in the Change in Control with respect to the Shares subject to such Awards, and such Award will terminate upon the expiration of such period.

(b)  Effect of Acceleration on Incentive Stock Options.  Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

12.  Effective Date and Term of Plan.  The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17 below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13.  Amendment, Suspension or Termination of the Plan.

(a)  The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws.

(b)  No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)  No suspension or termination of the Plan (including termination of the Plan under Section 11 above) shall adversely affect any rights under Awards already granted to a Grantee.

14.  Reservation of Shares.

(a)  The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.  No Effect on Terms of Employment/Consulting Relationship.  The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without cause including, but not limited to, Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16.  No Effect on Retirement and Other Benefit Plans.  Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17.  Stockholder Approval.  The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

18.  Unfunded Obligation.  Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

19.  Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

20.  Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

APPENDIX B

APPENDIX B. I I I I VOTE BY INTERNET -·www. proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of Information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  MONARCH CASINO & RESORT, INC. 3800 S. VIRGINIA STREET RENO, NV 89502 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs Incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY PHONE -·1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the Instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CONTROL # 000000000000 NAME THE COMPANY NAME INC.- COMMON THE COMPANY NAME INC.- CLASS A THE COMPANY NAME INC.- CLASS B THE COMPANY NAME INC.- CLASS C THE COMPANY NAME INC.- CLASS D THE COMPANY NAME INC.- CLASS E THE COMPANY NAME INC.- CLASS F THE COMPANY NAME INC.- 401 K SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For All 0 Withhold For All 0 All Except 0 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 01 John Farahi 02 Craig F.Sullivan  03 Paul Andrews The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2. TO approve the 2014 Equity Incentive Plan. 3. To approve, on an advisory basis, executive compensation. 4. To transact such other business as may properly come before the meeting. For 0 0 0 Against 0 0 0 Abstain 0 0 0 sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Signature [PLEASE SIGN WITHIN BOX] Date JOB# Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE # 50

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com. MONARCH CASINO & RESORT, INC. The stockholder hereby appoints John Farahi and Bob Farahi, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MONARCH CASINO & RESORT, INC. that the stockholder is entitled to vote at the Annual Meeting of stockholders to be held at 10:00 a.m., PDT on May 21, 2014, at the Atlantis Casino Resort Spa, 3800 S. Virginia Street, Reno, NV 89502, and any adjournment or postponement thereof. Continued and to be signed on reverse side 51